Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Ben Jones Tel: 408-333-6601 bjones@brocade.com
Brocade Reports Fiscal Q1 2014 Results
SAN JOSE, Calif., February 13, 2014 — Brocade® (NASDAQ: BRCD) today reported financial results for its first fiscal quarter ended January 25, 2014. Brocade reported first quarter revenue of $565 million, down 4% year-over-year and up 1% quarter-over-quarter. The company reported GAAP diluted earnings per share (EPS) of $0.18, up from a loss of $0.05 per share in Q1 2013. Non-GAAP diluted EPS was $0.24, up from $0.21 in Q1 2013.
“Brocade achieved solid results in Q1, exceeding our outlook for revenue and profitability,” said Lloyd Carney, CEO of Brocade. “Our performance was driven by the strength of our Storage Area Networking (SAN) business as customers continue to adopt Gen 5 Fibre Channel networks for their highly virtualized data centers and high-performance storage environments, including Solid State Disks (SSDs). While the overall IP Networking business declined year-over-year, we achieved our outlook for the quarter. This is a transformational year for Brocade and we remain committed to our mission to be the network provider of choice to the world’s data centers.”

Summary of Q1 2014 results:

•
SAN business revenue, including products and services, was $412 million, down 1% year-over-year and up 8% sequentially. SAN business revenue grew sequentially across all product segments and performed better than the company’s outlook for Q1 2014. Gen 5 Fibre Channel products represented approximately 71% of director and switch revenue in the quarter, higher than the 42% reported in Q1 2013 and 69% in Q4 2013.

•
IP Networking business revenue, including products and services, was $153 million, down 11% year-over-year and 15% quarter-over-quarter. The year-over-year and sequential decline was principally due to lower sales into the U.S. Federal government as well as lower non-Federal sales in the Americas region. During Q1 2014, an estimated 59% of our IP Networking product revenue came from data center customers, a favorable shift in the mix of our IP business from an estimated 48% in Q1 2013 and 53% in Q4 2013.

•
GAAP gross margin was 66.0%, compared with 63.5% in Q1 2013 and 64.9% in Q4 2013. Non-GAAP gross margin was 67.7%, compared with 66.0% in Q1 2013 and 67.2% in Q4 2013. The year-over-year improvement in gross margin was due to a favorable revenue mix shift to more SAN products, a favorable product and customer mix within the IP Networking business, and lower manufacturing and overhead costs. The sequential improvement in gross margin was due to a more favorable overall product mix shift to SAN product revenue.

•
GAAP operating margin was 21.5%, compared with 15.8% in Q1 2013 and 15.0% in Q4 2013. Non-GAAP operating margin was 27.9%, compared with 23.5% in Q1 2013 and 26.6% in Q4 2013. The year-over-year and sequential improvement in operating margin was due to higher gross margin and lower operating expenses. Non-GAAP operating expenses of $225 million were down 10% year-over-year and 1% quarter-over-quarter.

•
Operating cash flow was $109 million, up 85% year-over-year and down 36% quarter-over-quarter. The year-over-year increase in operating cash flow was primarily due to increased operating profits and the timing of payments for employee incentives. The quarter-over-quarter decrease in operating cash flow was due to the payment in Q1 2014 of employee incentive compensation earned during fiscal 2013, as well as an increase in the amount of the excess tax benefit from stock-based compensation.

•
GAAP diluted EPS was $0.18, up from a loss of $0.05 in Q1 2013 and up 29% from Q4 2013. The year-over-year increase in GAAP diluted EPS was primarily due to a $0.17 per share charge in Q1 2013 from the change in California tax law and the related reduction in the company’s deferred tax assets as well as higher operating income. The quarter-over-quarter increase in GAAP EPS was primarily due to higher net income resulting from lower restructuring costs.

•	Non-GAAP diluted EPS of $0.24 was up 13% from Q1 2013 and unchanged from Q4 2013. The year-over-year increase was primarily due to decreased spending and reduced diluted shares outstanding.

•
Non-GAAP average diluted shares outstanding for Q1 2014 were 454 million shares, down 3% year-over-year and down 1% quarter-over-quarter. The company repurchased 16.7 million shares for $140 million at an average price of $8.42 during Q1 2014. Subsequent to the end of Q1 2014, the company has repurchased an additional 3.3 million shares for $31 million and has approximately $829 million remaining in the Board-authorized share repurchase program as of February 13, 2014.

Brocade management will host a conference call to discuss fiscal first quarter results and fiscal second quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q1 2014 product, customer and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101
Financial Highlights and Additional Financial Information

	Q1 2014		Q4 2013		Q1 2013
Revenue	$565	M	$559	M	$589	M
GAAP net income (loss)	$81	M	$64	M	$(21	)M
Non-GAAP net income	$109	M	$109	M	$99	M
GAAP EPS—diluted	$0.18		$0.14		$(0.05)
Non-GAAP EPS—diluted	$0.24		$0.24		$0.21
GAAP gross margin	66.0%		64.9%		63.5%
Non-GAAP gross margin	67.7%		67.2%		66.0%
GAAP operating income	$121	M	$84	M	$93	M
Non-GAAP operating income	$158	M	$148	M	$138	M
GAAP operating margin	21.5%		15.0%		15.8%
Non-GAAP operating margin	27.9%		26.6%		23.5%
Adjusted EBITDA (1)	$184	M	$149	M	$162	M
Effective GAAP tax provision rate	27.1%		14.2%		131.7%
Effective Non-GAAP tax provision rate	26.1%		21.6%		22.3%
Cash provided by operations	$109	M	$170	M	$59	M
Storage Area Networking (SAN) port shipments	1.2	M	1.1	M	1.2	M
Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

1)	Adjusted EBITDA is as defined in the Term Debt Credit Agreement.

Financial Highlights and Additional Financial Information (Continued)

	Q1 2014	Q4 2013	Q1 2013
Routes to market as a % of total net revenues:
OEM revenues	70%	65%	67%
Channel/Direct revenues	30%	35%	33%
10% or greater customer revenues	57%	46%	46%
Geographic split as a % of total net revenues:
Domestic revenues	57%	62%	62%
International revenues	43%	38%	38%
Segment split as a % of total net revenues:
SAN product revenues	63%	58%	61%
IP Networking product revenues	21%	26%	24%
Global Services revenues	16%	16%	15%
SAN business revenues (2)	73%	68%	71%
IP Networking business revenues (2)	27%	32%	29%
Estimates as a % of IP Networking business revenues:
Data Center (3)	59%	53%	48%
Enterprise Campus	34%	38%	39%
Carrier Network (MAN/WAN)	7%	9%	13%

Additional information:	Q1 2014		Q4 2013		Q1 2013
Cash and cash equivalents	$999	M	$987	M	$684	M
Restricted cash (4)	$—		$—		$312	M
Deferred revenues	$298	M	$303	M	$296	M
Capital expenditures	$13	M	$10	M	$18	M
Total debt, net of discount (4)	$599	M	$599	M	$900	M
Cash, net of senior debt and capitalized leases	$395	M	$382	M	$78	M
Days sales outstanding	35 days		41 days		34 days
Employees at end of period (5)	4,077		4,169		4,604

2)	SAN and IP Networking business revenues include product, support and services revenues.

3)	Data Center includes enterprise, service provider and government data center revenues.

4)	Q1 2013 restricted cash was used to redeem $300M of 2018 notes on February 21, 2013.

5)	Q4 2013 ending headcount excludes 224 employees that were notified of their termination during the quarter, but were still on Brocade payroll as of the end of the quarter.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade’s underlying business; and

•	an easier way to compare Brocade’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) legal provision or recovery associated with certain pre-acquisition litigation, (ii) call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing, (iii) settlement gain associated with certain pre-acquisition-related litigation, (iv) restructuring and other related costs, net, (v) gain on sale of network adapter business and (vi) specific non-cash and non-recurring tax benefits or detriments.
Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management also believes that the exclusion of expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the company. Management compensates for these limitations by also considering Brocade’s GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per-share, and should not be considered measurements of Brocade’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy, business prospects, and organizational and business alignment. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets, Brocade’s ability to execute on its sale strategy, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 26, 2013. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)
ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, and Vyatta are registered trademarks, and HyperEdge, The Effortless Network, and The On-Demand Data Center are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of their respective owners.

© 2014 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	January 25, 2014	January 26, 2013
	(In thousands, except per-share amounts)
Net revenues
Product	$475,205	$502,247
Service	89,330	86,482
Total net revenues	564,535	588,729
Cost of revenues
Product	153,627	174,375
Service	38,238	40,429
Total cost of revenues	191,865	214,804
Gross margin	372,670	373,925
Operating expenses:
Research and development	87,156	97,690
Sales and marketing	132,665	149,011
General and administrative	20,143	19,077
Amortization of intangible assets	9,883	14,856
Restructuring and other costs	6,217	—
Gain on sale of network adapter business	(4,884)	—
Total operating expenses	251,180	280,634
Income from operations	121,490	93,291
Interest expense	(9,196)	(26,368)
Interest and other income (loss), net	(1,336)	66
Income before income tax	110,958	66,989
Income tax expense	30,074	88,244
Net income (loss)	$80,884	$(21,255)
Net income (loss) per-share—basic	$0.18	$(0.05)
Net income (loss) per-share—diluted	$0.18	$(0.05)
Shares used in per-share calculation—basic	440,573	454,843
Shares used in per-share calculation—diluted	453,549	454,843

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
	January 25, 2014	January 26, 2013
	(In thousands)
Net income (loss)	$80,884	$(21,255)
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(924)	(76)
Net gains and losses reclassified into earnings	(31)	(179)
Net unrealized gains (losses) on cash flow hedges	(955)	(255)
Foreign currency translation adjustments	(823)	(380)
Total other comprehensive loss	(1,778)	(635)
Total comprehensive income (loss)	$79,106	$(21,890)

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 25, 2014	October 26, 2013
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$998,687	$986,997
Accounts receivable, net of allowances for doubtful accounts of $590 and $575 at January 25, 2014, and October 26, 2013, respectively	218,260	249,598
Inventories	43,247	45,344
Deferred tax assets	114,772	98,018
Prepaid expenses and other current assets	41,166	42,846
Total current assets	1,416,132	1,422,803
Property and equipment, net	459,367	472,940
Goodwill	1,640,629	1,645,437
Intangible assets, net	23,913	40,258
Non-current deferred tax assets	771	1,585
Other assets	37,025	38,368
Total assets	$3,577,837	$3,621,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,638	$88,218
Accrued employee compensation	112,377	145,996
Deferred revenue	223,344	226,696
Current restructuring liabilities	5,768	16,418
Current portion of long-term debt	3,039	2,996
Other accrued liabilities	67,575	80,339
Total current liabilities	490,741	560,663
Long-term debt, net of current portion	595,694	596,208
Non-current restructuring liabilities	4,719	1,008
Non-current deferred revenue	74,329	76,426
Non-current income tax liability	42,850	38,680
Non-current deferred tax liabilities	23,607	—
Other non-current liabilities	1,568	1,593
Total liabilities	1,233,508	1,274,578
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 436,955 and 445,285 shares at January 25, 2014, and October 26, 2013, respectively	437	445
Additional paid-in capital	1,833,570	1,915,152
Accumulated other comprehensive loss	(15,222)	(13,444)
Retained earnings	525,544	444,660
Total stockholders’ equity	2,344,329	2,346,813
Total liabilities and stockholders’ equity	$3,577,837	$3,621,391

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	January 25, 2014	January 26, 2013
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$80,884	$(21,255)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(14,335)	(2,192)
Non-cash tax charges	—	78,206
Depreciation and amortization	38,754	49,394
Loss on disposal of property and equipment	2,348	1,989
Gain on sale of network adapter business	(4,884)	—
Amortization of debt issuance costs and original issue discount	281	397
Call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,299
Provision for doubtful accounts receivable and sales allowances	1,567	2,354
Non-cash compensation expense	18,588	19,150
Changes in assets and liabilities:
Restricted cash	—	(11,926)
Accounts receivable	29,771	14,250
Inventories	2,097	9,625
Prepaid expenses and other assets	3,486	(1,952)
Deferred tax assets	95	165
Accounts payable	(8,077)	(14,960)
Accrued employee compensation	(39,208)	(72,570)
Deferred revenue	(5,414)	1,519
Other accrued liabilities	10,455	(8,062)
Restructuring liabilities	(6,939)	(191)
Net cash provided by operating activities	109,469	59,240
Cash flows from investing activities:
Purchases of property and equipment	(12,966)	(18,486)
Net cash paid in connection with acquisition	—	(44,629)
Proceeds from collection of note receivable	250	250
Proceeds from sale of network adapter business	9,995	—
Net cash used in investing activities	(2,721)	(62,865)
Cash flows from financing activities:
Proceeds from senior unsecured notes	—	296,250
Payment of principal related to capital leases	(608)	(484)
Common stock repurchases	(140,380)	(47,530)
Proceeds from issuance of common stock	32,410	23,812
Excess tax benefits from stock-based compensation	14,335	2,192
Increase in restricted cash	—	(300,000)
Net cash used in financing activities	(94,243)	(25,760)
Effect of exchange rate fluctuations on cash and cash equivalents	(815)	(225)
Net increase (decrease) in cash and cash equivalents	11,690	(29,610)
Cash and cash equivalents, beginning of period	986,997	713,226
Cash and cash equivalents, end of period	$998,687	$683,616

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(Unaudited)

	Three Months Ended
	January 25, 2014	January 26, 2013
	(In thousands, except per-share amounts)
Net income (loss) on a GAAP basis	$80,884	$(21,255)
Adjustments:
Stock-based compensation expense included in cost of revenues	3,142	3,946
Amortization of intangible assets expense included in cost of revenues	6,462	10,780
Total gross margin adjustments	9,604	14,726
Stock-based compensation expense included in research and development	4,336	4,685
Stock-based compensation expense included in sales and marketing	6,765	8,145
Stock-based compensation expense included in general and administrative	4,345	2,374
Amortization of intangible assets expense included in operating expenses	9,883	14,856
Restructuring and other related costs, net	6,217	—
Gain on sale of network adapter business	(4,884)	—
Total operating expense adjustments	26,662	30,060
Total operating income adjustments	36,266	44,786
Call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,299
Tax provision impact from passage of California Proposition 39 - Single Sales Factor apportionment	—	78,206
Income tax effect of non-tax adjustments	(8,366)	(18,287)
Non-GAAP net income	$108,784	$98,749
Non-GAAP net income per-share—basic	$0.25	$0.22
Non-GAAP net income per-share—diluted	$0.24	$0.21
Shares used in non-GAAP per-share calculation—basic	440,573	454,843
Shares used in non-GAAP per-share calculation—diluted	453,549	466,321